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                                                                   Exhibit 11.01

                             OCULAR SCIENCES, INC.

  STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)


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
                                                       Three Months Ended                     Six Months Ended
                                                             June 30,                              June 30,
                                                      2000               1999               2000               1999
                                                  -----------        -----------        -----------        -----------
Net income per share (basic):

   Net income                                     $17,477,000        $ 9,314,000        $24,610,000        $15,969,000
                                                  ===========        ===========        ===========        ===========
   Weighted average common shares outstanding      23,112,094         22,809,644         23,058,837         22,718,704
                                                  ===========        ===========        ===========        ===========
   Net income per share (basic)                   $      0.76        $      0.41        $      1.07        $      0.70
                                                  ===========        ===========        ===========        ===========
Net income per share (diluted):

   Net income (diluted):                          $17,477,000        $ 9,314,000        $24,610,000        $15,969,000
                                                  ===========        ===========        ===========        ===========
   Weighted average common shares outstanding      23,112,094         22,809,644         23,058,837         22,718,704
   Weighted average shares of stock options
        under the treasury stock method               213,537            680,141            265,851            684,333
                                                  -----------        -----------        -----------        -----------
   Weighted average common and dilutive
   potential common shares outstanding             23,325,631         23,489,785         23,324,688         23,403,037
                                                  ===========        ===========        ===========        ===========
   Net income per share (diluted)                 $      0.75        $      0.40        $      1.06        $      0.68
                                                  ===========        ===========        ===========        ===========
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